CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of SPYR, Inc. of our report dated

March 30, 2020, relating to our audits of the December 31, 2019 and 2018 financial statements,

which is part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

Haynie & Company

Salt Lake City, Utah

February 3, 2021